EXHIBIT 23.1

CONSENT OF KOSTIN, RUFFKESS & COMPANY, LLC

     We consent to the incorporation by reference in the registration statement (Form SB-2) of Flight Safety Technologies, Inc. of our report dated October 17, 2002, included in the 2002 Annual Report to the Shareholders of Flight Safety Technologies, Inc.

/s/ Kostin, Ruffkess & Company, LLC

Kostin, Ruffkess & Company, LLC Farmington, Connecticut January 28, 2003